Exhibit 99

Snap-on Announces First Quarter 2018 Results

First quarter reported net sales of $935.5 million up 5.5%;

Organic net sales up 0.8%;

First quarter reported diluted EPS of $2.82;

Non-GAAP adjusted diluted EPS of $2.79 excludes $0.07 net gain related to net debt items and $0.04 charge related to U.S. tax legislation

KENOSHA, Wis.--(BUSINESS WIRE)--April 19, 2018--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the first quarter of 2018.

  Net sales of $935.5 million in the quarter increased $48.4 million, or 5.5%, from 2017 levels, reflecting a $7.2 million, or 0.8%, organic sales gain, $14.3 million of acquisition-related sales, and $26.9 million of favorable foreign currency translation.
  Operating earnings before financial services in the quarter of $177.7 million, or 19.0% of sales, compared to $170.2 million, or 19.2% of sales, last year.
  Financial services revenue in the quarter of $83.0 million increased $6.2 million from 2017 levels; financial services operating earnings of $56.9 million increased $4.4 million from $52.5 million last year.
  Consolidated operating earnings in the quarter of $234.6 million, or 23.0% of revenues (net sales plus financial services revenue), compared to $222.7 million, or 23.1% of revenues, last year.
  Other income (expense) - net includes a net gain of $5.5 million associated with a treasury lock settlement gain of $13.3 million related to the issuance of debt, partially offset by $7.8 million of expense related to the early extinguishment of debt (together “net debt items”).
  The first quarter effective income tax rate of 26.2% in 2018 was increased by 120 basis points as a result of an additional $2.6 million charge related to the implementation of U.S. tax legislation (“tax charge”). Excluding the tax charge, the effective tax rate, as adjusted, was 25.0%. The first quarter effective income tax rate was 30.7% in 2017.
  Net earnings in the first quarter of 2018 were $163.0 million, or $2.82 per diluted share, compared to net earnings of $141.6 million, or $2.39 per diluted share a year ago. Excluding the above-mentioned net debt items and tax charge, net earnings, as adjusted, were $161.5 million in 2018, or $2.79 per diluted share.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales and measures, as adjusted, excluding the net debt items and tax charge.

At the beginning of fiscal 2018, Snap-on adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The adoption did not have a significant impact on the company’s consolidated financial statements. Among the changes, the adoption resulted in an increase in inventories – net in the Condensed Consolidated Balance Sheets of $20.9 million, but did not have any impact on the Condensed Consolidated Statements of Earnings.

At the beginning of fiscal 2018, Snap-on also adopted ASU No. 2017-07, Compensation – Retirement Benefits (Topic 715) – Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The ASU requires changes be applied retrospectively; as such, certain prior period year amounts have been restated to reflect this adoption and conform to the 2018 presentation.

“We are encouraged with our first quarter 2018 results, which were achieved despite continuing headwinds in the Snap-on Tools Group,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Net sales growth in both the Commercial and Industrial Group and the Repair Systems and Information Group provides ongoing validation of the fundamental strength of Snap-on’s value proposition of making work easier for serious professionals and demonstrates continued progress along our defined runways for coherent growth. At the same time, year-over-year growth in earnings per diluted share reflects both the ongoing commitment to our Snap-on Value Creation Processes and the benefits for our corporation of the new tax legislation in the United States. Finally, these results would not have been possible without the dedication and capability of our franchisees and associates worldwide; I thank them for their continuing commitment and extraordinary contributions.”

Segment Results

Commercial & Industrial Group segment sales of $331.6 million in the quarter increased $32.9 million, or 11.0%, from 2017 levels, reflecting a $6.0 million, or 1.9%, organic sales gain, $13.6 million of acquisition-related sales, and $13.3 million of favorable foreign currency translation. The organic sales increase primarily includes higher sales to customers in critical industries as well as gains in the segment’s European-based hand tools business and Asia/Pacific operations, partially offset by lower sales of power tools.

Operating earnings of $46.5 million in the period increased $4.6 million from 2017 levels, and the operating margin (operating earnings as a percentage of segment sales) of 14.0% was unchanged from 2017.

Snap-on Tools Group segment sales of $404.7 million in the quarter decreased $4.7 million, or 1.1%, from 2017 levels, reflecting an $11.4 million, or 2.7%, organic sales decline, partially offset by $6.7 million of favorable foreign currency translation. The organic sales decrease includes lower sales in the company’s U.S. franchise operations, which was offset in part by gains in the company’s international franchise operations.

Operating earnings of $68.9 million in the period decreased $1.4 million from 2017 levels, and the operating margin of 17.0% compared to 17.2% a year ago.

Repair Systems & Information Group segment sales of $337.0 million in the quarter increased $18.2 million, or 5.7%, from 2017 levels, reflecting an $8.4 million, or 2.6%, organic sales gain, $0.7 million of acquisition-related sales, and $9.1 million of favorable foreign currency translation. The organic sales gain includes higher sales of diagnostic and repair information products to independent repair shop owners and managers and increased sales to OEM dealerships; sales of undercar equipment were essentially flat.

Operating earnings of $85.8 million in the period increased $6.7 million from 2017 levels, and the operating margin of 25.5% improved 70 basis points from 24.8% a year ago.

Financial Services operating earnings of $56.9 million on revenue of $83.0 million in the quarter compared to operating earnings of $52.5 million on revenue of $76.8 million a year ago. Originations of $247.3 million in the first quarter decreased $17.3 million, or 6.5%, from 2017 levels.

Corporate expenses of $23.5 million in the quarter compared to $21.1 million last year.

Outlook

Snap-on expects to make continued progress in 2018 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2018 will be in a range of $90 million to $100 million, of which $18.0 million was incurred in the first quarter.

As a result of the recently enacted tax legislation in the U.S., Snap-on currently anticipates that its full year 2018 effective income tax rate will be in a range of 24% to 25%.

Conference Call and Webcast on April 19, 2018, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, April 19, 2018, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.

Non-GAAP Measures

References in this document to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, customer base and geographic expansion, new product development and/or pricing, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. The company’s organic sales disclosures also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in our businesses and facilitating comparisons of our sales performance with prior periods.

In addition, for the first quarter of 2018, the company is including net earnings and diluted earnings per share, both as adjusted to exclude a net gain of $5.5 million ($4.1 million after tax) associated with a treasury lock settlement gain of $13.3 million related to the issuance of debt, partially offset by a $7.8 million expense related to the early extinguishment of debt. For the first quarter 2018, the company is also including net earnings, diluted earnings per share and effective tax rate, all as adjusted, to exclude the impact of an additional $2.6 million charge related to the implementation of U.S. tax legislation. Management believes that these are unusual events and therefore the non-GAAP financial measures adjusted to exclude them provide more meaningful year-over-year comparisons of the company’s 2018 operating performance. For a reconciliation of the adjusted metrics, see “Reconciliation of Non-GAAP Financial Measures” below.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.7 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 30, 2017, which are incorporated herein by reference. As Snap-on further evaluates the effects of the new U.S. tax legislation, it may recognize further adjustments. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017

Net sales	$935.5	$887.1
Cost of goods sold	(463.9)	(438.8)
Gross profit	471.6	448.3
Operating expenses	(293.9)	(278.1)
Operating earnings before financial services	177.7	170.2

Financial services revenue	83.0	76.8
Financial services expenses	(26.1)	(24.3)
Operating earnings from financial services	56.9	52.5

Operating earnings	234.6	222.7
Interest expense	(13.6)	(12.7)
Other income (expense) – net	2.8	(2.4)
Earnings before income taxes and equity earnings	223.8	207.6
Income tax expense	(57.6)	(62.6)
Earnings before equity earnings	166.2	145.0
Equity earnings, net of tax	0.6	0.1
Net earnings	166.8	145.1
Net earnings attributable to noncontrolling interests	(3.8)	(3.5)
Net earnings attributable to Snap-on Inc.	$163.0	$141.6

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.87	$2.45
Diluted	2.82	2.39

Weighted-average shares outstanding:
Basic	56.7	57.9
Effect of dilutive securities	1.1	1.4
Diluted	57.8	59.3

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017

Net sales:
Commercial & Industrial Group	$331.6	$298.7
Snap-on Tools Group	404.7	409.4
Repair Systems & Information Group	337.0	318.8
Segment net sales	1,073.3	1,026.9
Intersegment eliminations	(137.8)	(139.8)
Total net sales	$935.5	$887.1
Financial Services revenue	83.0	76.8
Total revenues	$1,018.5	$963.9

Operating earnings:
Commercial & Industrial Group	$46.5	$41.9
Snap-on Tools Group	68.9	70.3
Repair Systems & Information Group	85.8	79.1
Financial Services	56.9	52.5
Segment operating earnings	258.1	243.8
Corporate	(23.5)	(21.1)
Operating earnings	$234.6	$222.7
Interest expense	(13.6)	(12.7)
Other income (expense) – net	2.8	(2.4)
Earnings before income taxes
and equity earnings	$223.8	$207.6

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	March 31,	December 30,
	2018	2017

Assets
Cash and cash equivalents	$97.5	$92.0
Trade and other accounts receivable – net	680.8	675.6
Finance receivables – net	512.2	505.4
Contract receivables – net	92.0	96.8
Inventories – net	678.8	638.8
Prepaid expenses and other assets	107.1	110.7
Total current assets	2,168.4	2,119.3

Property and equipment – net	489.7	484.4
Deferred income tax assets	52.1	52.0
Long-term finance receivables – net	1,035.9	1,039.2
Long-term contract receivables – net	326.1	322.6
Goodwill	941.4	924.1
Other intangibles – net	251.7	253.7
Other assets	52.3	53.8
Total assets	$5,317.6	$5,249.1

Liabilities and Equity
Notes payable and current maturities of long-term debt	$145.2	$433.2
Accounts payable	188.2	178.2
Accrued benefits	53.8	55.8
Accrued compensation	62.4	71.5
Franchisee deposits	66.8	66.5
Other accrued liabilities	435.2	388.1
Total current liabilities	951.6	1,193.3

Long-term debt	946.3	753.6
Deferred income tax liabilities	31.7	28.4
Retiree health care benefits	35.2	36.0
Pension liabilities	146.6	158.9
Other long-term liabilities	103.9	106.6
Total liabilities	2,215.3	2,276.8

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	343.9	343.2
Retained earnings	3,886.7	3,772.3
Accumulated other comprehensive loss	(285.4)	(329.0)
Treasury stock at cost	(928.7)	(900.0)
Total shareholders' equity attributable to Snap-on Inc.	3,083.9	2,953.9
Noncontrolling interests	18.4	18.4
Total equity	3,102.3	2,972.3
Total liabilities and equity	$5,317.6	$5,249.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017
Operating activities:
Net earnings	$166.8	$145.1
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17.4	16.0
Amortization of other intangibles	6.6	7.1
Provision for losses on finance receivables	15.8	13.0
Provision for losses on non-finance receivables	2.0	2.2
Stock-based compensation expense	6.7	7.4
Deferred income tax provision	0.4	7.4
Gain on sales of assets	(0.1)	(0.2)
Settlement of treasury lock	-	14.9
Loss on early extinguishment of debt	7.8	-
Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) decrease in trade and other accounts receivable	1.6	(1.9)
(Increase) decrease in contract receivables	2.2	(2.1)
Increase in inventories	(10.2)	(17.3)
Increase in prepaid and other assets	-	(7.5)
Increase in accounts payable	9.5	20.3
Increase (decrease) in accruals and other liabilities	5.4	(12.0)
Net cash provided by operating activities	231.9	192.4

Investing activities:
Additions to finance receivables	(205.6)	(227.0)
Collections of finance receivables	189.1	173.8
Capital expenditures	(18.0)	(18.6)
Acquisitions of businesses, net of cash acquired	(3.0)	(9.5)
Disposals of property and equipment	0.4	1.0
Other	-	(1.4)
Net cash used by investing activities	(37.1)	(81.7)

Financing activities:
Proceeds from issuance of long-term debt	395.4	297.8
Repayments of long-term debt	(457.8)	(150.0)
Repayment of notes payable	(16.8)	-
Net decrease in other short-term borrowings	(21.1)	(135.7)
Cash dividends paid	(46.5)	(41.2)
Purchases of treasury stock	(43.5)	(35.8)
Proceeds from stock purchase and option plans	11.5	14.1
Other	(11.7)	(15.8)
Net cash used by financing activities	(190.5)	(66.6)

Effect of exchange rate changes on cash and cash equivalents	1.2	1.3
Increase in cash and cash equivalents	5.5	45.4

Cash and cash equivalents at beginning of year	92.0	77.6
Cash and cash equivalents at end of period	$97.5	$123.0

Supplemental cash flow disclosures:
Cash paid for interest	$(26.3)	$(24.0)
Net cash paid for income taxes	(11.4)	(14.0)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses were eliminated to arrive at the Condensed Consolidated Financial Statements.
SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	March 31,	April 1,	March 31,	April 1,
	2018	2017	2018	2017

Net sales	$935.5	$887.1	$-	$-
Cost of goods sold	(463.9)	(438.8)	-	-
Gross profit	471.6	448.3	-	-
Operating expenses	(293.9)	(278.1)	-	-
Operating earnings before financial services	177.7	170.2	-	-

Financial services revenue	-	-	83.0	76.8
Financial services expenses	-	-	(26.1)	(24.3)
Operating earnings from financial services	-	-	56.9	52.5

Operating earnings	177.7	170.2	56.9	52.5
Interest expense	(13.5)	(12.6)	(0.1)	(0.1)
Intersegment interest income (expense) – net	18.9	17.5	(18.9)	(17.5)
Other income (expense) – net	2.8	(2.4)	-	-
Earnings before income taxes and equity earnings	185.9	172.7	37.9	34.9
Income tax expense	(47.8)	(49.7)	(9.8)	(12.9)
Earnings before equity earnings	138.1	123.0	28.1	22.0
Financial services – net earnings
attributable to Snap-on	28.1	22.0	-	-
Equity earnings, net of tax	0.6	0.1	-	-
Net earnings	166.8	145.1	28.1	22.0
Net earnings attributable to noncontrolling interests	(3.8)	(3.5)	-	-
Net earnings attributable to Snap-on	$163.0	$141.6	$28.1	$22.0

*Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	March 31,	December 30,	March 31,	December 30,
	2018	2017	2018	2017

Assets
Cash and cash equivalents	$97.4	$91.8	$0.1	$0.2
Intersegment receivables	28.3	17.1	-	-
Trade and other accounts receivable – net	679.9	674.9	0.9	0.7
Finance receivables – net	-	-	512.2	505.4
Contract receivables – net	6.8	9.4	85.2	87.4
Inventories – net	678.8	638.8	-	-
Prepaid expenses and other assets	113.8	117.6	0.9	0.7
Total current assets	1,605.0	1,549.6	599.3	594.4

Property and equipment – net	487.8	482.4	1.9	2.0
Investment in Financial Services	314.7	317.4	-	-
Deferred income tax assets	34.8	25.2	17.3	26.8
Intersegment long-term notes receivable	627.3	583.7	-	-
Long-term finance receivables – net	-	-	1,035.9	1,039.2
Long-term contract receivables – net	11.8	13.2	314.3	309.4
Goodwill	941.4	924.1	-	-
Other intangibles – net	251.7	253.7	-	-
Other assets	61.8	63.1	-	-
Total assets	$4,336.3	$4,212.4	$1,968.7	$1,971.8

Liabilities and Equity
Notes payable and current maturities of long-term debt	$145.2	$183.2	$-	$250.0
Accounts payable	188.0	177.1	0.2	1.1
Intersegment payables	-	-	28.3	17.1
Accrued benefits	53.8	55.8	-	-
Accrued compensation	60.9	67.8	1.5	3.7
Franchisee deposits	66.8	66.5	-	-
Other accrued liabilities	408.2	366.0	34.6	29.7
Total current liabilities	922.9	916.4	64.6	301.6

Long-term debt and intersegment long-term debt	-	-	1,573.6	1,337.3
Deferred income tax liabilities	31.7	28.4	-	-
Retiree health care benefits	35.2	36.0	-	-
Pension liabilities	146.6	158.9	-	-
Other long-term liabilities	97.6	100.4	15.8	15.5
Total liabilities	1,234.0	1,240.1	1,654.0	1,654.4

Total shareholders' equity attributable to Snap-on	3,083.9	2,953.9	314.7	317.4
Noncontrolling interests	18.4	18.4	-	-
Total equity	3,102.3	2,972.3	314.7	317.4
Total liabilities and equity	$4,336.3	$4,212.4	$1,968.7	$1,971.8

*Snap-on with Financial Services on the equity method.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

		Three Months Ended
		March 31,	April 1,
		2018	2017
AS REPORTED

	Debt-related items ("net debt items")
	Gain on settlement of treasury lock (A)
	Gain on settlement of treasury lock	$13.3	$-
	Income tax expense	(3.3)	-
	Gain on settlement of treasury lock, after tax	$10.0	$-

	Weighted-average shares outstanding - diluted	57.8	59.3

	Diluted EPS - gain on settlement of treasury lock	$0.17	$-

	Loss on early extinguishment of debt (B)
	Loss on early extinguishment of debt	$(7.8)	$-
	Income tax benefit	1.9	-
	Loss on early extinguishment of debt, after tax	$(5.9)	$-

	Weighted-average shares outstanding - diluted	57.8	59.3

	Diluted EPS - loss on early extinguishment of debt	$(0.10)	$-

	Net debt items (A + B)
	Net debt items	$5.5	$-
	Income tax expense	(1.4)	-
	Net debt items, after tax	$4.1	$-

	Weighted-average shares outstanding - diluted	57.8	59.3

	Diluted EPS - net debt items	$0.07	$-

	Charge related to implementation of tax
	legislation ("tax charge")
	Tax charge	$(2.6)	$-

	Weighted-average shares outstanding - diluted	57.8	59.3

	Diluted EPS - tax charge	$(0.04)	$-

ADJUSTED INFORMATION - NON-GAAP

1)	Net earnings attributable to Snap-on Incorporated
	As reported	$163.0	$141.6
	Net debt items, after tax	(4.1)	-
	Tax charge	2.6	-
	As adjusted to exclude net debt items and tax charge	$161.5	$141.6

2)	Diluted EPS
	As reported	$2.82	$2.39
	Net debt items, after tax	(0.07)	-
	Tax charge	0.04	-
	As adjusted to exclude net debt items and tax charge	$2.79	$2.39

3)	Effective tax rate
	As reported	26.2%	30.7%
	Tax charge	-1.2%	-
	As adjusted to exclude net debt items and tax charge	25.0%	30.7%

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561